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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File
No.   ) of our report dated October 29, 1997, on our audits of the consolidated financial statements of Micron Custom Manufacturing Services, Inc. as of August 29, 1996 and August 28, 1997 and for each of the three years in the period ended August 28, 1997. We also consent to the references to our firm under the caption "Experts."


                                                       Coopers & Lybrand, L.L.P.

Boise, Idaho
April 24, 1998